                                                                   Exhibit 3.174

CERTIFICATE OF INCORPORATION
STOCK CORPORATION
Office of the Secretary of the State
30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / Rev. 12/1999

Space For Office Use Only

1.   NAME OF CORPORATION:

EmCare of Connecticut, Inc.

2.   TOTAL NUMBER OF AUTHORIZED SHARES: 1,000

If the corporation has more then one class of shares, it must designate each class and the number of shares authorized within each class below

Class    Number of shares per class
-----    --------------------------
Common              1,000

3. TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

n/a

Space For Office Use Only

4.   APPOINTMENT OF REGISTERED AGENT: (Please select only one A. or B.)

Print or type name of agent:

A.   Individual's Name:

Business address (P.O. Box is unacceptable)

Residence address (P.O. Box is unacceptable)

B.   Business Entity:

Corporation Service Company

Address (P.O. Box is unacceptable)

c/o Corporation Service Company
94 Hungerford Street
Hartford, Connecticut 06106

Acceptance of appointment
Corporation Service Company


By:  /s/ Alexis Cassidy                 Asst. V.P.
     --------------------------------
Signature of agent

5.   OTHER PROVISIONS:

6.   EXECUTION:

Dated this 18 day of July, 2002.

Certificate must be signed by each incorporator.


PRINT OR TYPE NAME OF
INCORPORATOR(S)         SIGNATURE(S)                 COMPLETE ADDRESS(ES)
---------------------   ------------                 --------------------


Robyn Bakalar           /s/ Robyn Bakalar            1717 Main Street, St. 5200,
                        --------------------------   Dallas, TX 75201

ORGANIZATION AND FIRST REPORT
STOCK OR NON-STOCK CORPORATIONS
Office of the Secretary of the State
30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / Rev. 12/1999

Please see reverse for Instruction

Space For Office Use Only

1.   Name of Corporation:

EmCare of Connecticut, Inc.

2.   Date of Organization Meeting:     7   /  24 / 2002
                                     Month   Day   Year

3. Address of Principal Office (street address required - P.O. Box is not acceptable):

1717 Main Street, Ste. 5200
Dallas, Texas 75201

4.   Mailing address (if other than principal office address):

1717 Main Street, Ste. 5200
Dallas, Texas 75201

5.   OFFICERS:

(Street address required - P.O. Box is not acceptable)

NAME                TITLE            RESIDENCE ADDRESS             BUSINESS ADDRESS
----                -----            -----------------             ----------------
Don S. Harvey       President        1717 Main Street, Ste. 5200   1717 Main Street, Ste. 5200
                                     Dallas, Texas 75201           Dallas, Texas 75201

Todd G. Zimmerman   Executive VP     1717 Main Street, Ste. 5200   1717 Main Street, Ste. 5200
                                     Dallas, Texas 75201           Dallas, Texas 75201

Robyn E. Bakalar    Assistant Sec.   1717 Main Street, Ste. 5200   1717 Main Street, Ste. 5200
                                     Dallas, Texas 75201           Dallas, Texas 75201

6.   DIRECTORS:

(Street address required - P.O. Box is not acceptable)

NAME                   RESIDENCE ADDRESS             BUSINESS ADDRESS
----                   -----------------             ----------------
William A. Sanger      1717 Main Street, Ste. 5200   1717 Main Street, Ste. 5200
                       Dallas, Texas 75201           Dallas, Texas 75201

Note: If additional space is needed, please reference on 81/2X 11 attachment

7.   EXECUTION:

Dated this 16 day of June, 2003.



Robyn E. Bakalar                  Assistant Secretary     /s/ Robyn E. Bakalar
Print or type name of signatory   Capacity of signatory   ----------------------
                                                          Signature